UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2015

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 12, 2015, Accuray Incorporated (“Accuray” or the “Company”) announced certain preliminary estimated financial results for the Company for the quarter ended December 31, 2014. This information is contained in the management presentation attached hereto as Exhibit 99.1.

Highlights for the second fiscal quarter of 2015 include:

•                  Gross orders expected to be approximately $72 million

•                  28% TomoTherapy in single or dual vault settings; 26% large university teaching hospitals outside of US/Western Europe; 62% non-university affiliated hospitals; and 9% trade-in or trade-up

•                  Chinese NHFPC issued 6 licenses for Accuray product last month:

•                  One system order went to backlog in Q2 FY15

•                  Two system orders are expected to go to backlog in Q3 or Q4 FY15

•                  Three system licenses pertain to distributor orders already taken to backlog

•                  Net orders expected to be approximately $41 million. In addition the Company expects following:

•                  Age-outs of approximately $18 million, as expected

•                  Cancellations of approximately $7 million, with no competitive losses

•                  Foreign currency impact of approximately $6 million

•                  Net decrease in backlog of approximately $6 million or 1.7%.

•                  Total revenue expected to be in excess of $97 million, an increase of 4% year over year (7% on constant currency) and an increase of 18% from the first quarter of fiscal 2015.

The above information is preliminary and subject to completion of quarter-end financial reporting processes and review.

The Company expects to release full second quarter financial results on Tuesday, January 27, after market close and will host a conference call webcast at 1:30 p.m. (Pacific Standard Time).  Further information about the conference call will be announced in advance of the call.

Safe Harbor

Statements in this release concerning Accuray’s financial and operating results for the quarter ended December 31, 2015 are forward-looking statements that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: potential differences between Accuray’s preliminary analysis and the final results for the quarter ended December 31, 2014 as a result of the completion of financial reporting processes and review; and other factors listed in Accuray’s annual report on Form 10-K for the fiscal year ended June 30, 2014, in particular under the heading “Risk Factors” as filed with the Securities and Exchange Commission as well as Accuray’s other filings with the Securities and Exchange Commission. All statements made in this Form 8-K and exhibit 99.1 are made only as of the date hereof. Accuray undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this filing.

Item 7.01. Regulation FD Disclosure

Representatives of the Company intend to present the management presentation slides, attached hereto as Exhibit 99.1, in presentations during a conference from January 12 — 15, 2015, and may use the slides in additional presentations to investors and analysts from time to time. The presentation slides will also be posted on the investor relations portion of the Company’s website.

The information contained in this Current Report on Form 8—K, including Exhibit 99.1, is furnished pursuant to Item 2.02 and 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Management presentation slides of Accuray Incorporated, dated January 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: January 12, 2015	By:	/s/ Alaleh Nouri
Alaleh Nouri
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Number	Description
99.1	Management presentation slides of Accuray Incorporated, dated January 2015